UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 14, 2017
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2017 Awards Pursuant to the PG&E Corporation 2014 Long-Term Incentive Plan (“LTIP”)

On February 14, 2017, the Compensation Committee (the “Committee”) of the PG&E Corporation Board of Directors approved the terms and total values of awards to be granted under the LTIP on March 1, 2017 (the “Grant Date”) to the officers of PG&E Corporation and Pacific Gas and Electric Company (“the Utility”), including the officers named in the table below. (The independent members of the applicable Board of Directors approved the total value of LTIP awards for Anthony F. Earley, Jr., Geisha J. Williams, and Nickolas Stavropoulos on February 15, 2017.)

The 2017 awards will consist of performance shares and restricted stock units ("RSUs"), which will comprise 60% and 40%, respectively, of the total LTIP award value.

Performance Share Awards

The Committee approved granting two types of performance share awards for 2017:

•
Performance shares subject to goals based on PG&E Corporation’s total shareholder return (“TSR”) measured by stock price appreciation and dividends over the three-year performance period, as compared to the TSR of comparator companies during the same period. This component will comprise 50% of the total LTIP award value.

•	Performance shares subject to safety and financial goals, which will comprise 10% of the total LTIP award value. These goals are equally weighted and are defined as follows:

◦
Safety: this goal is defined as the number of repeat “Serious Injuries and Fatalities” (“SIF”) actual or potential injury or near-hit events per 200,000 hours worked during the 36-month performance period;

◦
Financial: under this goal, recorded earnings from operations per share is compared to the midpoint of each year’s guidance range to calculate an annual score, and the results are averaged for each of 2017, 2018, and 2019. (See definition of “earnings from operations” in footnote 12 in the 2017 Short-Term Incentive Plan table below.)

The number of each type of performance shares to be granted will be determined by dividing the proportionate amount of the total LTIP award value (as shown in the table under “Summary of 2017 Compensation” below), based on the percentages described above, by the Grant Date fair value of each type of performance share as determined under applicable accounting rules. The Committee has established threshold, target, and maximum performance targets for each performance measure, the achievement of which will result in payout percentages of 25%, 100%, and 200%, respectively. If the results fall between the threshold and target goals or between the target and maximum goals, the payout percentage for the applicable performance shares will be determined according to a payout scale. Performance shares will vest, if at all, following the Committee’s certification of the extent to which performance goals were achieved at the end of the associated performance period.

RSU Awards

The number of RSUs granted to each officer will be determined by dividing 40% of the officer’s total LTIP award value by the closing price of a share of PG&E Corporation common stock on the Grant Date. The RSUs will vest in three equal annual installments on the first business day of March in 2018, 2019, and 2020.

Vested performance shares and RSUs will be settled on a “net issuance basis” by the issuance of the number of shares of PG&E Corporation common stock equal to the number of vested performance shares and RSUs, reduced by the number of shares having an aggregate value equal to the applicable taxes and other amounts required to be withheld. Performance shares and RSUs accrue dividend equivalents. Dividend equivalents accrued on performance shares are paid in cash, based on the same payout percentage used to determine the payout amount, if any, with respect to the underlying performance shares. Dividend equivalents accrued on RSUs are paid in cash, subject to the same terms and conditions as the underlying RSUs.

The 2017 awards contain substantially the same termination, death, disability, retirement, and change in control provisions as the corresponding awards granted on March 1, 2016 under the LTIP.

Approval of 2017 Short-Term Incentive Plan (“2017 STIP”)

On February 14, 2017, the Committee also approved the performance measures and targets for the 2017 STIP under which officers and employees of PG&E Corporation and the Utility are provided the opportunity to earn cash awards to the extent that the performance goals in the areas of employee and public safety, customer satisfaction, and financial performance are met. The performance measures, targets, and weightings of the 2017 STIP components are shown in the following table:

Weight	2017 STIP Performance Measures	Threshold	Target	Maximum
50%	Safety
	Nuclear Operations
	Diablo Canyon Power Plant (DCPP) Reliability and Safety Indicator (1)
4%	DCPP Unit 1 Score	85.3	90.5	95.8
4%	DCPP Unit 2 Score	85.3	87.6	90.0
	Electric Operations
5%	Electric Overhead Conductor Index (2)	0.500	1.000	2.000
5%	911 Emergency Response (3)	95.0%	97.5%	98.5%
	Gas Operations
6%	Gas In-Line Inspection and Upgrade Index (4)	0.500	1.000	2.000
5%	Gas Dig-ins Reduction (5)	2.02	1.92	1.82
5%	Gas Emergency Response (6)	22.0	21.0	20.0
	Employee Safety
6%	Serious Injuries and Fatalities Corrective Action Index (7)	0.500	1.000	2.000
6%	Serious Preventable Motor Vehicle Incident Rate (8)	0.252	0.239	0.224
4%	Timely Reporting of Injuries (9)	67.3%	71.3%	75.3%
25%	Customer
15%	Customer Satisfaction Score (10)	75.9	76.4	77.9
10%	System Average Interruption Duration Index (11)	110.2	107.0	104.7
25%	Financial
25%	Earnings from Operations (12)	*	*	*

____________________________________________

(1) Diablo Canyon Power Plant (“DCPP”) Reliability and Safety Indicator—Year-end score based on 11 performance indicators for nuclear power generation, including unit capability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations for DCPP Units 1 and 2.
(2) Electric Overhead Conductor Index—Tracks work that supports the safe, reliable operation of the overhead electric system. The index is comprised of three equally weighted components: (1) circuit miles of electric distribution infrared inspections completed, (2) circuit miles of distribution electric conductor upgraded/replaced, and (3) number of trees trimmed/removed as part of the vegetation management program.
(3) 911 Emergency Response—Percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard.
(4) Gas In-Line Inspection and Upgrade Index—Index measuring the Utility’s ability to complete planned in-line inspections and pipeline retrofit projects.
(5) Gas Dig-ins Reduction—Number of third-party dig-ins to gas assets per 1,000 Underground Service Alert tickets. A dig-in refers to any damage (impact or exposure) that result in a repair or replacement of an underground facility as a result of an excavation.
(6) Gas Emergency Response—Average response time (in minutes) to an immediate response gas emergency order.
(7) Serious Injuries and Fatalities (“SIF”) Corrective Action Index—Index measuring: (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally-derived framework.
(8) Serious Preventable Motor Vehicle Incident (“SPMVI”) Rate—Number of SPMVIs occurring that the driver could have reasonably avoided, per 1 million miles driven.
(9) Timely Reporting of Injuries—Percentage of work-related injuries reported to the 24/7 PG&E Nurse Report Line within one day of the incident.
(10) Customer Satisfaction Score—Overall satisfaction of customers with the products and services offered by the Utility, as measured through an ongoing survey.
(11) System Average Interruption Duration Index —Total time that the average customer is without electric power during a given time period (measured in number of minutes).
(12) Earnings from Operations—Non-GAAP financial measure calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods.
*	The 2017 target for earnings from operations is not publicly reported.

The Committee retains complete discretion to determine and pay all 2017 STIP awards to officers and non-officer employees. This includes discretion to reduce the final score on any and all measures downward to zero. Upon recommendation of the PG&E Corporation Chief Executive Officer, the Committee may apply an individual performance modifier (0% to 150%) to an officer’s award.

Summary of 2017 Compensation

The following table shows the total values of the 2017 awards under the LTIP, the 2017 STIP participation rates, and the base salaries assumed to be earned during 2017 that would be used to calculate potential STIP payments for each of the identified officers:

Officer	Title Changes Effective March 1, 2017	Total LTIP Award Value	Base Salary (1)	2017 STIP Participation Rate (% of Base Salary)
Anthony F. Earley, Jr.	Executive Chair of the Board, PG&E Corporation	$3,000,000	$1,000,000	100%
Geisha J. Williams	Chief Executive Officer and President, PG&E Corporation	6,500,000	1,050,000	125%
Nickolas Stavropoulos (2)	President and Chief Operating Officer, Utility	4,250,000	800,000	80%
Jason P. Wells	No change	2,000,000	600,000	75%
Hyun Park	Senior Vice President and Special Counsel to the Chairman, PG&E Corporation	1,000,000	638,800	65%
Dinyar B. Mistry	Senior Vice President, Human Resources and Chief Diversity Officer, PG&E Corporation and Utility	800,000	465,000	55%
David S. Thomason	No change	300,000	300,000	40%

_______________________
(1) Includes salary increases, if applicable, that will take effect on March 1, 2017. Actual payout under the 2017 STIP will be determined based on the total amount of base salary earned during the fiscal year.
(2) Includes a $2,000,000 retention/promotional award consisting of restricted stock units that cliff vest after two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: February 17, 2017		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ LINDA Y.H. CHENG
Dated: February 17, 2017		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary